Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

FOURTH QUARTER AND FULL YEAR 2010 RESULTS

2010 Core FFO at High End of Guidance

Key Operating Metrics Reflect Strong Performance

Significant Asset Repositioning Executed In-line with Strategy

2011 Core FFO Guidance Issued

(INDIANAPOLIS, January 26, 2011) – Duke Realty Corporation (NYSE: DRE), a leading industrial, office and medical office property REIT, today reported results for the fourth quarter and full year 2010.

“Solid operational and financial performance, along with significant progress on our strategic plan to reposition our portfolio, resulted in a successful 2010 for Duke Realty despite a still challenging environment,” said Dennis D. Oklak, chairman and chief executive officer. “Operationally, we ended the year with another great quarter as evidenced by our Core FFO of $0.28 cents per share and increase in portfolio occupancy to 89.1 percent. For the full year we executed nearly 26 million square feet of leases and we closed over $534 million of asset dispositions and $919 million of acquisitions in alignment with our asset repositioning strategy. We also completed over $560 million of capital market activity, continuing to strengthen our balance sheet.”

Operating Highlights

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Core funds from operations per diluted share (“Core FFO”) was $0.28 for the quarter and $1.15 for the year. Funds from Operations per diluted share (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was $0.28 for the quarter and $1.23 for the year.

Duke Realty Reports Fourth Quarter and Year End 2010 Results

January 26, 2011

•	Strong operating momentum:

•	Overall portfolio occupancy increased to 89.1 percent, the best overall performance since 2004.

•	Tenant retention rate was 76.5 percent for the year.

•	Net absorption was positive for the quarter and nearly 26 million square feet of leases were completed for the year, the highest annual volume since 2007.

•	Same property net operating income growth was positive 0.9 percent for the year ended 2010 over 2009.

•	Successful asset and capital strategy execution:

•	Nearly $441 million of acquisitions for the quarter; and $919 million for the year.

•	Over $317 million of proceeds generated from non-strategic dispositions during the quarter; and $533 million for the year.

•	Achieved significant investment concentration progress to 49% office, 42% industrial, 6% medical office and 3% retail

•	2011 Core FFO guidance introduced at $1.06 to $1.18 per share.

Financial Performance

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Core FFO for the fourth quarter was $0.28 compared with $0.31 for the fourth quarter of 2009. The change is primarily attributable to $8.0 million ($0.03 per share) of higher termination fees recognized in the fourth quarter of 2009 over 2010. Core FFO for the year ended 2010 was $1.15 as compared to $1.45 for 2009. The decrease is attributable to the overall increase in the company’s weighted average shares outstanding from both the April 2009 and June 2010 common equity offerings.

A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

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Net income per diluted share (EPS) for fourth quarter 2010 was $0.04, as compared to a loss of $0.02 for the same quarter in 2009. Fourth quarter 2010 EPS was positively impacted by increased gains on sales of assets. EPS for the year was a loss of $0.07 compared to a loss of $1.67 in 2009. The loss in 2009 was primarily attributable to $302.6 million of non-cash impairment charges recognized in 2009. EPS in 2010 also benefited from $72.7 million of gains on the sale of properties and $55.8 million of gain on acquisition of a joint venture partner’s interest.

Duke Realty Reports Fourth Quarter and Year End 2010 Results

January 26, 2011

Operating Performance

Operational highlights include:

•	Overall portfolio occupancy, including projects under development, was 89.1 percent as of December 31, 2010, compared to 88.9 percent at September 30, 2010 and 87.2 percent at year-end 2009.

•	Occupancy in the bulk distribution portfolio at year end was 90.5 percent, up from 90.2 percent at September 30, 2010, and an increase of 2.0 percent from year-end 2009 occupancy of 88.5 percent.

•	Occupancy in the suburban office portfolio remained steady from the third quarter at 85.7 percent, and increased 1.4 percent from year-end 2009 occupancy of 84.3 percent.

•	Tenant retention for the fourth quarter and year ended 2010 was 70.1 percent and 76.5 percent, respectively.

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Same-property net operating income for the three months ended December 31, 2010 increased nearly 5.0 percent over the same period of 2009. For the twelve months ended December 31, 2010, same property net operating income increased by 0.9 percent over 2009.

Real Estate Investment Activity

Acquisitions

The company has a comprehensive asset strategy, which provides for increasing investment in industrial and medical office assets. In alignment with the execution of this strategy, the company acquired $440.5 million of assets totaling over 5 million square feet in the fourth quarter of 2010, bringing the total acquisitions to $919.1 million for the year ended 2010.

The fourth quarter included the following strategic acquisitions:

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The company closed on $277 million of the previously announced $450 million acquisition of a primarily industrial portfolio in South Florida from Premier. The total portfolio includes fifty-one industrial and five office buildings totaling over 4.9 million square feet. The company closed on approximately 3.4 million square feet in December, with the remaining portion expected to close in early 2011, subject to the finalization of debt assumptions.

Duke Realty Reports Fourth Quarter and Year End 2010 Results

January 26, 2011

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The company acquired a 190,000 square foot medical office building in Charlotte, NC. The building is 100 percent leased to a single tenant through 2020. In connection with the acquisition, the company assumed $32.9 million of mortgage debt, which matures in 2014 and has an interest only rate of 5.59 percent.

•	The company acquired three industrial assets in Houston, Texas, adjacent to the Port of Houston. The assets total over 582,000 square feet and are 100 percent leased.

Development

Wholly Owned Properties

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The company’s wholly owned development projects under construction at December 31, 2010 consist of five medical office projects totaling 270,000 square feet and two bulk industrial buildings totaling 1.6 million square feet. These projects are 85 percent pre-leased in the aggregate.

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During the fourth quarter, the company started development of four medical office buildings and one bulk industrial project. The medical office projects total over 230,000 square feet and are 56 percent pre-leased in the aggregate. The industrial asset is 300,000 square feet and 47 percent pre-leased.

Joint Venture Properties

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The company’s joint venture development projects under construction at December 31, 2010 consist of one medical office project of 460,000 square feet which is 93 percent pre-leased, and a 406,000 square foot expansion of an existing industrial building that is 100 percent leased to a single tenant.

•	Additionally, a 62,000 square foot medical office building that is 100 percent leased was placed into service.

Dispositions

Proceeds from fourth quarter building dispositions totaled $302.4 million. Total dispositions for the year ended 2010, including land sales, were $533 million.

Duke Realty Reports Fourth Quarter and Year End 2010 Results

January 26, 2011

Fourth quarter dispositions included the following:

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As previously announced in December 2010, the company closed on the sale of seven suburban office buildings totaling over 1 million square feet to an existing joint venture in which the company owns a twenty percent interest.

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A 533,520 square foot industrial building located in Indianapolis, IN sold to a user. The asset was not leased and was developed in a joint venture in which the company owns a 50 percent ownership interest.

•	A 430,500 square foot office building located in Buffalo, NY was sold to a third party. The asset was 100 percent leased and was originally developed by the company in its held for sale portfolio.

•	A 213,000 square foot VA medical clinic located in Fort Worth, TX. The asset was 100 percent leased and was placed into service in the fourth quarter of 2010.

Dividends Declared

The company’s board of directors declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The fourth quarter dividend will be payable February 28, 2011, to shareholders of record as of February 14, 2011.

The board also declared the following dividends on the company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	February 14, 2011	February 28, 2011
Series K	DREPRK	$0.406250	February 14, 2011	February 28, 2011
Series L	DREPRL	$0.412500	February 14, 2011	February 28, 2011
Series M	DREPRM	$0.434375	March 17, 2011	March 31, 2011
Series N	DREPRN	$0.453125	March 17, 2011	March 31, 2011
Series O	DREPRO	$0.523438	March 17, 2011	March 31, 2011

2011 Earnings Guidance

“We ended 2010 with great success in both our core operations and execution on our longer-term asset strategy,” Mr. Oklak stated. “Our outlook for 2011 reflects cautious optimism that the economy will continue to slowly improve, but that our development business will remain near historic lows. We are also cautious on our overall occupancy outlook as we have some larger bulk industrial lease expirations in the first half of the year where we know the tenants are leaving at the end of their term.”

Duke Realty Reports Fourth Quarter and Year End 2010 Results

January 26, 2011

The company announced full-year 2011 Core FFO guidance of $1.06 to $1.18 per share. The assumptions underlying the guidance are as follows:

1.	Relatively flat occupancy performance;

2.	Relatively flat same property net operating income growth;

3.	Consistent construction and development activity;

4.	Continued progress on asset strategy execution including completion of Premier and CB Richard Ellis Realty Trust strategic transactions.

More specific assumptions and components of 2011 Core FFO will be available by 6:00 p.m. EST today through the Investor Relations section of the company’s web-site.

Information Regarding FFO

The company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) before non-controlling interest and excluding gains (losses) on sales of depreciable property and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO is an operating measure and should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO and FFO per share, as defined by NAREIT, is included in the financial tables accompanying this release.

For information purposes, the company also provides FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time (“Core FFO”). The adjustments include impairment charges, tax expenses or benefits related to either changes in deferred tax asset valuation allowances or changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, gains (losses) on debt transactions, adjustments related to the repurchase of preferred stock and gains on and related costs of acquisitions. Although the calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other

Duke Realty Reports Fourth Quarter and Year End 2010 Results

January 26, 2011

REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables accompanying this release.

About Duke Realty

Duke Realty owns and operates more than 139 million rentable square feet of industrial and office, including medical office, space in 18 major U.S. cities. Duke Realty is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty is available at www.dukerealty.com.

Fourth Quarter Earnings Call and Supplemental Information

Duke Realty is hosting a conference call tomorrow, January 27, 2011, at 3:00 p.m. EDT to discuss its fourth quarter operating results and 2011 guidance. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information and a summary of the key assumptions of its 2011 Core FFO guidance will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple

Duke Realty Reports Fourth Quarter and Year End 2010 Results

January 26, 2011

lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2009. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com